EXHIBIT 23.4

March 4, 2011

CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR

I hereby consent to the use of and reference to my name under the heading "Experts" in the Registration Statement on Form F-3 (the "Registration Statement") and to all other use of and reference to my name and the information derived from my Report on Reserves Data dated February 16, 2011, as described or incorporated by reference in the Registration Statement.

By:

/s/ Ian R. McDonald
Name: IAN R. MCDONALD
Title: INTERNAL QUALIFIED RESERVES EVALUATOR

Calgary, Canada
March 4, 2011